Exhibit 10.2

                   Written Description of Loan by Slav Serghei

During the period from April 18, 2014 (Inception) to October 31, 2014, our sole director has loaned to the Company $5,000. He has agreed to loan up to $25,000. The loan is unsecured, non-interest bearing and due on demand.